Exhibit 10.04

June 19, 2002

Richard S. Hahn
President
NSTAR Communications, Inc.
800 Boylston Street
Boston, Massachusetts 02199

         Re: Construction and IRU Agreement dated June 17, 1997

Dear Dick:

         Reference is made to that certain Construction and Indefeasible Right of Use Agreement, dated June 17, 1997, by and between RCN-BecoCom, LLC (the “Company”), and NSTAR Communications, Inc. (f/k/a BecoCom, Inc., “NSTARCOM”) (the “IRU”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Basic Agreements, as that term is defined in the IRU (as such IRU and Basic Agreements may be amended from time to time).

         The purpose of this letter is to describe the understanding reached between the Company and NSTARCOM concerning certain actions to be taken by the parties with respect to, and pursuant to, the IRU. These understandings are reached in conjunction with and in consideration of the implementation of certain agreements between the parties dated October 18, 2000.

1.	At the request and option of the Company, NSTARCOM shall execute and file with the Massachusetts Secretary of State, the Clerk’s Office in the City of Boston, and the City or Town Clerk’s Office for each city or town in which are located the BecoCom Facilities, UCC-1 financing statements under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts evidencing the Company’s right of access and use of the BecoCom System under the terms of the IRU.

2.	The parties agree to use their commercially reasonable best efforts to create and execute within sixty (60) days after the date hereof, appropriate documents and instruments to separate the IRU into two or more separate agreements, one relating to the construction and maintenance services and the other relating to the Company’s access and use rights in the BecoCom System.

3.	Boston Edison Company and NSTARCOM (the “NSTAR Parties”) represent and warrant that there is no lien, mortgage, indenture or security interest of any kind (other than liens on account of real or personal property taxes not yet due and payable, liens which will not materially impair the Company’s right of access and use of the BecoCom System under the terms of the IRU and which are not otherwise material) (collectively, a “Security Interest”), in, on or affecting any portion of the

BecoCom System including, without limitation, any of Boston Edison Company’s or NSTARCOM’s respective assets which are subject to the BECO License and IRU. The NSTAR Parties agree that prior to granting to any party (a “Secured Party”) any such Security Interest in any portion of the BecoCom System which is used by the Company in the conduct of its business, the NSTAR Parties agree to obtain a recognition and non-disturbance agreement in favor of the Company from such prospective Secured Party.

4.	The parties hereby acknowledge that nothing herein shall be deemed to amend, modify, limit or otherwise affect the IRU, including the obligations of the parties under Section 17(p) thereof (the so called Further Assurances clause), which continues in full force and effect.

5.	The Company shall be responsible for make-ready costs required in order to permit construction of the facilities for the Company’s use in the Power Space. If NSTARCOM or its Affiliate, in the course of such make-ready work, elects for its own purposes to perform, or requests the Company’s contractor to perform, additional work beyond that work required to permit construction of the facilities for the Company’s use in the Power Space, the incremental costs of such additional work shall be the sole responsibility of NSTARCOM.

6.	The parties intend to pursue negotiations directed toward resolving certain disputes concerning the Joint Investment and Non-Compete Agreement between them. The parties hereby agree that for the six month period beginning with the date hereof, neither party shall object to the other party’s past, present or future activity in the business of dark fiber leasing on any grounds. Such waiver of objection shall be without prejudice to either party’s legal position, should the negotiations fail to produce a superceding agreement regarding non-compete issues by the end of the six month standstill period.

7.	This Side Letter shall be effective as of the date first above written.

         Please acknowledge your acceptance of, and agreement to, the terms of this letter by signing below where indicated.

Very truly yours,

RCN-BecoCom, LLC

By: RCN Telecom Services, Inc., its authorized signatory

By: /s/Timothy J. Stoklosa Name: Timothy J. Stoklosa Title: Executive Vice President

Acknowledged, accepted and agreed to
as of the date of this letter:

NSTAR Communications, Inc.
(for itself and on behalf of its Affiliates)

By: /s/ Douglas S. Horan
Name: Douglas S. Horan
Title: Senior Vice President